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                                                                   EXHIBIT 10.1

                          AGREEMENT FOR INDEMNIFICATION

        THIS AGREEMENT FOR INDEMNIFICATION ("Agreement") is made and entered into in duplicate as of the 1st day of July, 1997, by and between Performance Capital Management, Inc., a California corporation ("Corporation"), and Gary Fry ("Indemnitee").

                                    RECITALS

        A. The Corporation and the Indemnitee understand and agree that interpretations of statutes, regulations, court opinions, and the Corporation's Articles of Incorporation and Bylaws, are too uncertain to provide the Corporation's officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become exposed personally as a result of performing, in good faith, their duties as officers of and for the Corporation.

        B. The Corporation and the Indemnitee are aware of the substantial increase in the number of litigation matters filed against corporate officers regarding their activities in such capacities and by reason of their status as such.

        C. The Corporation and the Indemnitee are aware that the cost of defending those litigation matters, whether or not meritorious, is typically either beyond the financial resources of the officers of the Corporation or far exceed the limited benefits of serving as an officer of and for the Corporation.

        D. The Corporation and the Indemnitee are aware that the legal risks and potential officer liabilities, or the very threat thereof, and the resulting substantial time endured and fees and expenses incurred in defending against such litigation matters, have no reasonable logical relationship to the amount of compensation received by the Corporation's officers. These factors (i) cause a significant deterrent to, and (ii) induce increased reluctance on the part of, experienced and capable persons to serve as officers of the Corporation.

        E. The Corporation has investigated the availability and deficiency of liability insurance to provide its officers with adequate protection against the foregoing legal risks and potential liabilities. The Corporation has concluded that such insurance does not provide adequate protection to the Corporation's officers. Therefore, it would be in the best interests of the Corporation and its shareholders to contract with the Corporation's officers, including the Indemnitee, to indemnify those officers, to the most complete



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extent permitted by law, against personal liability for actions taken in the good faith performance of their duties to the Corporation.

        F. The provisions of Section 317 of the Corporations Code ("Code") specify circumstances regarding the mandatory and permissive indemnification by a California corporation of the officers (among other persons) of that corporation, and those provisions (i) require indemnification in certain circumstances, (ii) permit indemnification in other circumstances, and (iii) prohibit indemnification in some circumstances.

        G. The members of the Board of Directors of the Corporation have determined, after careful consideration and investigation of the various options available, that the provisions of this Agreement are reasonable, prudent, and necessary to promote and ensure the best interests of the Corporation and its shareholders. The provisions of the Agreement are intended to (i) induce and encourage significantly experienced and capable persons such as the Indemnitee to serve as officers of the Corporation; (ii) encourage such persons to resist what they consider to be unjustifiable litigation matters and claims made against them regarding the good faith performance of their duties to the Corporation, secure in the knowledge that certain expenses, costs, and liabilities incurred by them in their defense of such litigation matters will be borne and paid by the Corporation and that they will receive the maximum protection against such risks and liabilities as legally may be made available to them; and (iii) encourage officers of the Corporation to exercise their best business judgment regarding matters which will be submitted to them for consideration, without undue concern for the risk that claims may be made against them because they are officers of the Corporation.

        H. The Corporation desires to cause the Indemnitee to continue to serve as Vice President and Chief Financial Officer of the Corporation free from concern for unpredictable, inappropriate, or unreasonable legal risk and personal liabilities by reason of his acting in good faith in the performance of his duties to the Corporation. The Indemnitee desires to continue to serve as Vice President and Chief Financial Officer of the Corporation, provided, and on the express condition, that he is furnished with the indemnification specified by the provisions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS, PREMISES, PROMISES, COVENANTS, AGREEMENTS, AND UNDERTAKINGS SPECIFIED BY THE PROVISIONS OF THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES TO THIS AGREEMENT AGREE WITH EACH OTHER AS
FOLLOWS:



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        1. DEFINITIONS. For the purposes of this Agreement, the following words and terms shall be defined as follows:

        (a) The term "Proceeding" does and shall include any threatened, pending, or completed action, inquiry, lawsuit, litigation matter, or proceeding, whether commenced in the name of the Corporation, or otherwise, and whether civil, criminal, administrative, or investigative in nature, including, but not limited to, actions, inquiries, investigations, litigation matters, or proceedings commenced pursuant to or predicated on the provisions of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; their respective state counterparts; and any rule or regulation promulgated pursuant thereto, in which the Indemnitee may be, or may have been involved as, a party, or otherwise (other than plaintiff against the Corporation), because of (i) the fact that the Indemnitee is or was an Agent of the Corporation, (ii) any action taken by the Indemnitee, or (iii) any inaction by the Indemnitee while he is or was functioning as such an Agent.

        (b) The term "Expenses" includes, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, court costs, attorneys' fees, and disbursements and any expenses of establishing a right to indemnification pursuant to applicable law or the provisions of Paragraph 7 of this Agreement. "Expenses" does not and shall not include the amounts of any judgments, fines, or penalties assessed against the Indemnitee or amounts paid in settlement of a proceeding by or on behalf of the Indemnitee.

        (c) References to "other enterprise" does and shall include each limited liability company of and for which the Corporation is the Manager; references to "serving at the request of the Corporation" does and shall include any service by the Indemnitee as Vice President and Chief Financial Officer of the Corporation which imposes duties on, or involves services by, the Indemnitee while functioning as such Vice President and Chief Financial Officer with respect to any such limited liability company, its members, or beneficiaries; and if the Indemnitee acts in good faith and in a manner he reasonably believes to be in the best interests of the members and beneficiaries of such limited liability company, the Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as that phrase is contemplated by the provisions of this Agreement.

        (d) For the purposes of this Agreement, the Indemnitee shall be deemed to have



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               been acting as an "Agent" if he was functioning in his capacity as (i) Vice President of the Corporation, (ii) Chief Financial Officer of the Corporation, (iii) a member of a committee of the Board of Directors of the Corporation, or (iv) a representative or agent of any other enterprise at the request of the Corporation, whether or not he is functioning in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided pursuant to the provisions of this Agreement.

        (e) The term "Applicable Standard" means that the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the Corporation; except that in a criminal proceeding, the Indemnitee must also have had no reasonable cause to believe that the Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or any equivalent procedure shall not, of itself, create any presumption, or establish, that the Indemnitee did not satisfy the "Applicable Standard."

        (f) "Independent Legal Counsel" does and shall include any law firm selected by the regular counsel for the Corporation from a list of law firms which satisfy reasonable criteria established by the Board of Directors of the Corporation; provided, however, such law firm has not represented the Corporation, the Indemnitee, or any person controlled by the Indemnitee within the preceding 24 calendar months.

        (g) The term "Estate" does and shall include the following terms as are understood in California law:

               (1) The duly appointed and qualified executor, executrix, administrator, administratrix, administrator with the Will annexed, or administratrix with the Will annexed, of the estate of the Indemnitee;

               (2) The surviving joint tenant of the Indemnitee when capital stock of the Corporation are owned by the Indemnitee and a person who is not active in the business of the Corporation as joint tenants;

               (3) Any other person who, because of the community property or other law of any jurisdiction, may acquire without formal probate proceedings any right, title, or interest in or to capital stock of the Corporation of the Indemnitee by reason of the death of the Indemnitee; or



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               (4)    A irrevocable living or grantor's trust for the benefit of the Indemnitee.

        2. AGREEMENT TO SERVE. The Indemnitee shall serve or continue to serve as Vice President and Chief Financial Officer of the Corporation at the will of the members of the Board of Directors of the Corporation and the Corporation's shareholders, or pursuant to the provisions of separate contract, as the case may be, for such time as he is duly elected or appointed, and until such time as he tenders his resignation in writing or he is removed.

        3. INDEMNITY IN THIRD PARTY PROCEEDINGS. The Corporation shall indemnify the Indemnitee, if the Indemnitee is made a party to or threatened to be made a party to, or otherwise involved in, any Proceeding (other than a Proceeding which is an action by or in the right of the Corporation to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was an Agent of the Corporation. The indemnification contemplated by the provisions of this Paragraph 3 shall apply, and be limited, to and against all Expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any such Proceeding; provided, however, it is determined pursuant to the provisions of Paragraph 7 of this Agreement or by the court in which such Proceeding is or was pending that the Indemnitee satisfied the Applicable Standard.

        4. INDEMNITY IN PROCEEDINGS BY OR IN THE NAME OF THE CORPORATION. The Corporation shall indemnify the Indemnitee, if the Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding which is an action by or in the right of the Corporation to procure a judgment in the Corporation's favor because the Indemnitee is or was an Agent of the Corporation. The indemnification contemplated by the provisions of this Paragraph 4 shall apply, and be limited, to and against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, but only if:

        (a) the Indemnitee satisfies the Applicable Standard (except that the Indemnitee's belief regarding the best interests the Corporation or other enterprise need not have been reasonable);

        (b) the Indemnitee acted with such care, including reasonable inquiry, as an ordinarily prudent person in a similar circumstance would use; and

        (c) the Proceeding is not settled or otherwise disposed of without approval of the Corporation.


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        No indemnification shall be made pursuant to the provisions of this
Paragraph 4 for any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation in the performance of the Indemnitee's duty to the Corporation, unless, and only to the extent that, the court in which such Proceeding is or was pending shall determine upon application that, considering all the circumstances of such Proceeding, the Indemnitee is fairly and reasonably entitled to indemnification for the Expenses, which such court shall determine.

        5. EXPENSES OF SUCCESSFUL INDEMNITEE. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue, or matter in such Proceeding, including the dismissal of such Proceeding or portion thereof without prejudice, the Indemnitee shall be indemnified by the Corporation from and against all Expenses actually and reasonably incurred in connection with such Proceeding.

        6. ADVANCES OF EXPENSES. The Expenses incurred by the Indemnitee in any Proceeding shall be advanced by the Corporation prior to the final disposition of such Proceeding at the written request of the Indemnitee, but only if the Indemnitee shall undertake to repay such advances, unless and to the extent that it is ultimately determined that the Indemnitee is entitled to indemnification. Any advance required pursuant to the provisions of this Paragraph 6 shall be deemed to have been approved by the members of the Board of Directors of the Corporation to the extent the provisions of this Agreement have been approved by the members of that Board of Directors. In determining whether or not to make an advance pursuant to the provisions of this Paragraph 6, the ability of the Indemnitee to repay any such advance shall not be a factor. In a Proceeding commenced by the Corporation directly, in its own right (as distinguished from a Proceeding commenced derivatively or by any receiver or trustee), the Corporation shall have the discretion not to make the advance contemplated by the provisions of this Paragraph 6, if independent counsel advises in writing that the Corporation has probable cause to believe, and the Corporation does, in fact, believe, that the Indemnitee did not act in good faith with regard to the subject matter of such Proceeding or a material portion of such Proceeding.

        7. RIGHT OF THE INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification or advance contemplated by the provisions of this Agreement shall be made no later than 30 calendar days after receipt by the Corporation of a written request of the Indemnitee in accordance with the provisions of Paragraph 11 of this Agreement. In all other situations, indemnification shall be made by the Corporation only if authorized in the specific situation, upon a determination that indemnification of the Indemnitee is proper according to the circumstances and the provisions of this Agreement by:


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        (a)    a majority vote of a quorum of the members of the Board of
               Directors of the Corporation (or a duly constituted committee of that Board of Directors), consisting of directors who are not parties to the Proceeding at issue;

        (b) approval of the shareholders of the Corporation (as defined by the provisions of Section 153 of the Code), and any voting shares of the Corporation held by the Indemnitee shall not be entitled to vote regarding such indemnification;

        (c) the court in which the Proceeding at issue is or was pending, upon application made by the Corporation or made by (i) the Indemnitee or (ii) any person rendering services regarding the Indemnitee's defense, whether or not the Corporation opposes such application; or

        (d) to the extent permitted by law and as expressed by independent legal counsel in a written opinion.

        The right to indemnification or advances contemplated by the provisions of this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving that such indemnification or advances is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including the members of its Board of Directors or independent legal counsel) to make a determination prior to the commencement of any action to determine whether such indemnification or advances is appropriate in the particular circumstances because the Indemnitee has satisfied the Applicable Standard, nor a determination by the Corporation (including the members of its Board of Directors or independent legal counsel) that the Indemnitee has not satisfied such Applicable Standard, shall be a defense to such action or create a presumption that the Indemnitee has not satisfied the Applicable Standard. The Indemnitee's Expenses incurred in connection with successfully establishing his right to such indemnification or advances, in whole or in part, in any Proceeding shall also be indemnified by the Corporation; provided, however, that if the Indemnitee is only partially successful, only an equitably allocated portion of such Expenses shall be indemnified by the Corporation.

        If the Indemnitee is entitled to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal, or settlement of any Proceeding but not, however, for the total amount of the Expenses, the Corporation shall nevertheless indemnify the Indemnitee for the portion (determined on an equitable basis) of those Expenses, judgments, fines, or penalties to which the Indemnitee is entitled.


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        The Corporation's obligations to advance or indemnify the Indemnitee pursuant to the provisions of this Agreement shall be deemed satisfied to the extent of any payments made by an insurer for or on behalf of the Corporation or the Indemnitee.

        8. INDEMNIFICATION PURSUANT TO THIS AGREEMENT IS NOT EXCLUSIVE. The indemnification contemplated by the provisions of this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled pursuant to the provisions of the Articles of Incorporation or Bylaws of the Corporation, or any agreement, vote of shareholders, or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in his official capacity as Vice President and Chief Financial Officer of the Corporation and as to action in any other capacity while serving as Vice President and Chief Financial Officer of the Corporation. The indemnification contemplated by the provisions of this Agreement shall continue as to the Indemnitee although he may have ceased to be an officer of the Corporation and shall inure to the benefit of the heirs and personal representatives of the Indemnitee, including the Estate of the Indemnitee.

        9. LIMITATIONS. The Corporation shall not be obligated pursuant to the provisions of this Agreement to make any payment in connection with any claim made against the Indemnitee:

        (a) for which payment is made to the Indemnitee pursuant to the provisions of a valid and collectible insurance policy, except with respect to any excess beyond the amount of payments pursuant to the provisions of such policy;

        (b) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to the provisions of this Agreement;

        (c) based upon or attributable to the Indemnitee gaining any personal profit or advantage to which he was not legally entitled;

        (d) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

        (e) resulting from or contributed to by the active and deliberate dishonesty of the Indemnitee; provided, however, the Indemnitee shall be indemnified by the Corporation to the extent otherwise specified by the provisions of this Agreement as to any claims for which a litigation action may be commenced against the Indemnitee because of any alleged dishonesty on his


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               part, unless a judgment or other final adjudication of such litigation action adverse to the Indemnitee shall establish that he committed acts of active and deliberate dishonesty with an actual dishonest purpose and intent, which acts were material to the litigation action so adjudicated;

        (f) for omissions or acts committed in bad faith or which involve intentional misconduct or a knowing violation of law;

        (g) for any omission or act that the Indemnitee believed at the time of his action to be contrary to, or inconsistent with, the best interests of both the Corporation and its shareholders, or

        (h) for any transaction from which the Indemnitee derived an improper personal economic benefit in a capacity other than as a shareholder of the Corporation.

        10. SEVERABILITY. In the event any part of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion of this Agreement eliminated. It is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion which, for any reason, hereafter may be determined to be invalid.

        11. NOTICES. The Indemnitee shall, as a condition precedent to his right to be indemnified pursuant to the provisions of this Agreement, provide to the Corporation notice in writing within 20 calendar days after he becomes aware of any claim made against him for which he believes, or should reasonably believe, indemnification will or could be sought pursuant to the provisions of this Agreement. All notices, requests, demands, and other communications (collectively, "notices") contemplated or required by the provisions of this Agreement shall be in writing (including communications by telephone, telex, or telecommunication facilities providing facsimile transmission) and mailed (postage prepaid and return receipt requested), telegraphed, telexed, transmitted or personally served to each party at the address for such party specified below such party's signature to this Agreement or at such other address as such party may designate in a written notice to the other party in compliance with the provisions of this paragraph. All notices shall be effective when received; provided, however receipt shall be deemed to be effective 2 business days of any properly addressed notice having been deposited in the mail, 24 hours from the time electronic transmission was made, or upon actual receipt of electronic delivery, whichever occurs first.


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        12. PARTIES IN INTEREST. No provision of this Agreement is intended to, nor shall any such provision, confer any right or remedies pursuant to or by reason of the provisions of this Agreement to any person other than the parties to this Agreement and their respective successors and assigns, including the Estate of the Indemnitee, nor is any provision of in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement. No provision of this Agreement shall provide any third person any right of subrogation or action against any party to this Agreement.

        13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and obligate the undersigned parties and their respective successors and assigns (including the Estate of the Indemnitee). Whenever, in this Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party; provided, however, neither this paragraph nor any other portion of this Agreement shall be interpreted to constitute a consent to any assignment or transfer other than pursuant to and in accordance with the other provisions of this Agreement. Neither party shall assign, transfer or delegate that party's rights, responsibilities, duties or obligation created by the provisions of this Agreement to any other person without the prior written consent of the other party.

        14. CAPTIONS AND INTERPRETATION. Captions of the paragraphs of this Agreement are for convenience and reference only, and the words specified in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions and provisions of this Agreement. The language and all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language and those parts and as if that language and those parts were prepared by both parties and not strictly for or against any party.

        15. NUMBER AND GENDER. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, organization, fraternal order, club, league, joint stock company, society, municipality, association, partnership or other form of entity.

        16. EXECUTION IN COUNTERPARTS. This Agreement shall be prepared in multiple copies and forwarded to each of the parties for execution. This Agreement shall become effective when counsel for the Corporation receives a copy or copies of this Agreement executed by the parties in the names as those names appear at the end of this Agreement. All of the signatures of the parties may be affixed to one copy or to separate copies of


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this Agreement and when all such copies are received, and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for the Corporation shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty (30) days after the receipt by such counsel of the last signed copy, and shall cause one such conformed copy to be filed in the principal office of such counsel.

        17. ENTIRE AGREEMENT. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that that instrument is intended to amend this Agreement and is signed by each of the parties. Nothing specified in any exhibit attached to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit shall expressly so provide to the contrary, and in the event of any ambiguity in meaning or understanding between this Agreement proper and the appended exhibits, the provisions of this Agreement shall prevail and control. Each of the parties represents, warrants and covenants that in executing this Agreement that party has relied solely on the terms, conditions and provisions specified in this Agreement. Each of the parties additionally represents, warrants and covenants that in executing and delivering this Agreement such party has placed no reliance whatsoever on any statement, representation, warranty, covenant or promise of the other party, or any other person, not specified expressly in this Agreement, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant or disclosure of any nature whatsoever. The parties have included this paragraph to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute and deliver this Agreement, and (ii) the introduction of parol evidence to vary, interpret, supplement or contradict the terms, conditions and provisions of this Agreement.

        18. GOVERNING LAW. This Agreement shall be deemed to have been entered into in the County of Orange, State of California, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of California, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to


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enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the County of Orange, State of California. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the State of California, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of California and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

        19. GOVERNMENT REGULATIONS. The transactions and relationship contemplated by the provisions of this Agreement are, and shall remain, subject to any and all present and future orders, rules and regulations of any duly constituted authority or agency having jurisdiction of those transactions and that relationship.

        20. FURTHER ASSURANCES. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

        21. ALL CONSENTS IN WRITING. In any instance in which any party shall be requested to consent to or approve of any matter with respect to which that party's consent or approval is required by any of the provisions of this Agreement, such consent or approval shall be furnished in writing.

        22. ATTORNEYS' FEES. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or resulting from the subject matter of this Agreement, the prevailing party shall be entitled to receive from the losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding, including, but not limited to, actual attorneys' fees and costs incurred preparatory to such prosecution and defense. Moreover, while a court of competent jurisdiction may assist in determining whether or not the fees actually incurred are reasonable in the circumstances then existing, that court is not be governed by any judicially or legislatively established fee schedule, and such fees and costs are to include those as may be incurred on appeal of any issue and all of which fees and costs shall be included as part of any judgment, by cost bill or otherwise, and where applicable, any appellate decision rendered in or resulting from such action or proceeding. For purposes of this Agreement, in any action or proceeding instituted by a party, the prevailing party shall be that party in any such action or proceeding (i) in whose favor a judgment is entered, or (ii) prior to trial, hearing or judgment any other


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party shall pay all or any portion of amounts claimed by the party seeking payment, or such other party shall eliminate the condition, cease the act, or otherwise cure the act of commission or omission claimed by the party initiating such action or proceeding.

        23. RESERVATION OF RIGHTS. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of any party, its agents, trustees, officers, or employees and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to any non-waiving party specifying such waiver, and each party reserves such party's rights to insist upon strict compliance herewith at all times.

        24. PURPOSE OF COVENANTS. All covenants made by each party shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive any investigation by either party whether before or after the execution of this Agreement.

        25. CONCURRENT REMEDIES. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

        26. FORCE MAJEURE. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall


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be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The term "force majeure," as contemplated by the provisions of this Paragraph 27 means any act of God, strike, lockout or other industrial disturbance, act of the public enemy, war blockage, public riot, lightening, fire, storm, flood explosion, governmental action, earthquake, governmental delay, restraint or inaction, unavailability or equipment, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not within the control of the party claiming such suspension.

        27. CONSENT TO AGREEMENT. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

        IN WITNESS WHEREOF the parties have executed this Agreement for Indemnification in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.

PERFORMANCE CAPITAL
MANAGEMENT, INC.,
a California corporation


By:
    --------------------------------      --------------------------------------
                                          Gary Fry

Its:                                      4100 Newport Place, Suite 400
    --------------------------------      Newport Beach, California 92660
                                          Facsimile number 714.752.3535
4100 Newport Place, Suite 400
Newport Beach, California 92660
Facsimile number 714.752.3535


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